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                                                                    EXHIBIT 99.1


                           [AURORA FOODS LETTERHEAD]


                                          Contact:  Thomas C. Franco
                                                    Curran McCann
                                                    Broadgate Consultants, Inc.
                                                    212-232-2222



            SPECIAL COMMITTEE REVIEWING AURORA ACCOUNTING PRACTICES

              NON-CASH CHARGE EXPECTED, SENIOR MANAGEMENT RESIGNS

          -----------------------------------------------------------


NEW YORK, N.Y. February 18, 2000 -- Aurora Foods Inc. (NYSE: AOR) announced today that the Board of Directors, after discussions with the Company's auditors, PricewaterhouseCoopers, has formed a special committee ("the Committee") to conduct an investigation into the Company's accounting practices that it expects will result in a non-cash charge to 1999 earnings.

        Members of the Committee include: Richard C. Dresdale, President, Fenway Partners, Inc.; Andrea Geisser, Managing Director, Fenway Partners, Inc.; David
E. De Leeuw, Managing Director, McCown De Leeuw & Co., Inc.; Charles J. Delaney, Director; and Clive A. Apsey, a Director of Tiger Oats, Ltd.

        The Committee said that it expects the non-cash charge to result in a material reduction in earnings for 1999 and possibly a small loss for the full year. Earnings projections for the year 2000 are currently being reevaluated. The Company believes its operations will be unaffected by the accounting issues under review.

        The Committee said that it has retained the law firm of Ropes & Gray to assist in the investigation and expects to be able to provide further information on the extent of the expected financial charges and a full earnings announcement by the end of March. Ropes & Gray has retained the accounting firm of Deloitte & Touche to assist in conducting the investigation and in providing advice on accounting matters.

                                    -more-
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        The accounting practices immediately under investigation relate primarily to the accrual of trade promotion expenses in 1999. The Committee has further requested the outside advisors to conduct a broader review of accounting practices for prior periods.

        Effective immediately, the Board of Directors has accepted the resignations of four members of senior management, including Ian R. Wilson, Chairman of the Board and Chief Executive Officer; James B. Ardrey, Vice Chairman; Ray Chung, Executive Vice President; and M. Laurie Cummings, Chief Financial Officer and Secretary. Mr. Wilson and Mr. Ardrey have also resigned from the Company's Board.

        The Board has appointed Mr. Dresdale as acting Chairman of the Board, Mr. De Leeuw as acting Vice Chairman and Peter Lamm, Chairman and Chief Executive Officer of Fenway Partners, as acting President and Chief Executive Officer, effective immediately. Investment funds managed by Fenway Partners and McCown De Leeuw & Co. together own approximately 46% of Aurora's shares outstanding. The Company had previously retained the executive search firm of Spencer Stuart & Associates to recruit a permanent Chief Executive Officer for the Company. That search is proceeding and has been expanded to include the search for a new Chief Financial Officer as well. Ongoing operations will continue to be led by existing divisional Presidents, Tom Ferraro and Tom Ellinwood.

        Mr. Dresdale said, "The Board of Directors is fully committed to conducting a thorough and detailed investigation into this matter." Mr. Dresdale also noted, "Sales of the Company's premium branded food products remain strong. Today's announcement will not affect the Company's ability to continue to provide customers with the highest quality service and products."

        Statements contained in this press release that are not historical facts are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. All forward-looking statements are subject to risks and uncertainties which could cause actual results to differ from the forward-looking statements contained in this release and that may affect the Company's prospects in general are described in the Company's filing with the Securities and Exchange Commission.